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Exhibit 99.1

        Letter of Transmittal

Global Geophysical Services, Inc.

Offer to Exchange
10 1/2% Senior Notes Due 2017
That Have Been Registered Under the Securities Act of 1933
Pursuant to the Prospectus Dated                        , 2010
for
Any and All Outstanding
10 1/2% Senior Notes Due 2017
(CUSIP Nos.                    and                    )

To:
Holders of Global Geophysical Services, Inc.'s
10 1/2% Senior Notes Due 2017

Ladies and Gentlemen:

        Our records indicate that you are a holder of 10 1/2% Senior Notes Due 2017 ("Existing Notes") issued pursuant to an Indenture dated April 27, 2010 among Global Geophysical Services, Inc., a Delaware corporation ("Company"), the Subsidiary Guarantors listed therein, and The Bank of New York Mellon Trust Company, N.A. ("Exchange Agent"). This Letter of Transmittal ("Letter") is being delivered to you with a copy of the Company's prospectus dated                    , 2010 ("Prospectus"). The Letter and Prospectus together constitute the Company's offer ("Exchange Offer") to exchange, with the registered holders of the Existing Notes, up to $200,000,000 in aggregate principal amount of the Company's 10 1/2% Senior Notes Due 2017 ("Exchange Notes"), which have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement of which the Prospectus is a part, for a like principal amount of issued and outstanding Existing Notes.

        Only a registered holder of Existing Notes may tender Existing Notes in the Exchange Offer. Any beneficial owner whose Existing Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to execute and deliver this Letter on his behalf. For information on how a beneficial owner who wishes to tender on his own behalf may do so, see the section of the Prospectus entitled "The Exchange Offer—Procedures for Tendering."

        This Letter and the Prospectus should be read carefully before this Letter is completed.    If you elect to exchange your Existing Notes for Exchange Notes pursuant to the Exchange Offer, please complete, sign and return this Letter in accordance with the instructions on the following pages.

        The Exchange Offer will expire at 5:00 p.m., New York City time, on                    , 2010 unless extended (the "Expiration Date").

Item 1.    Description of Existing Notes. (Instruction 6)

Name and Address of Registered Holders:	Certificate Numbers	Aggregate Principal Amount Represented by Certificates	Principal Amounted Tendered

Total:

Item 2.   Means of Tendering Existing Notes. (Instructions 1 through 4)

☐	Check here if tendered Existing Notes held in certificated form are enclosed with this Letter.
☐	Check here if tendered Existing Notes are being delivered by book-entry transfer made to the account maintained by the Exchange Agent with DTC and complete the following:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐
Check here and enclose a photocopy of the notice of guaranteed delivery if tendered Existing Notes are being delivered pursuant to a notice of guaranteed delivery previously sent to the Exchange Agent and complete the following.

Name(s) of Registered Holder(s):

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if available):

Name of Institution which Guaranteed Delivery:

Name of Tendering Institution (if delivered by book-entry transfer):

Account Number (if delivered by book-entry transfer):

Transaction Code Number (if delivered by book-entry transfer):

Item 3.    Taxpayer Identification Number. (Instruction 9)

Please read the certification below. This certification enables us to certify your TIN in order to avoid backup withholding on your account. Please provide your TIN on the line below and certify by signing and dating below.

Social Security Number	OR	Employer Identification Number

W-9 Certification. Under penalties of perjury, I certify that: (1) the number shown on this form is my correct Taxpayer Identification Number, and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out Certification (2) above if you have been notified by the IRS that you currently are subject to backup withholding because you have failed to report all interest and dividends on your tax return.

(Signature)	Date

Item 4.    Additional Copies of Prospectus. (Instruction 14)

☐	Check here if you are a broker-dealer and wish to receive ten additional copies of the Prospectus and ten additional copies of any amendments or supplements thereto.

Item 5.    Signature. (Instruction 10)

This form must be signed by the registered holders of the Existing Notes as the names appear on the certificate for the Existing Notes or on a DTC security position listing.

(Signatures of Holders)	Date
(Signatures of Holders)	Date

Area Code and Telephone Number:
Representative Information:

Name:

Capacity (Full Title):

Address (Including Zip Code):

Signature Guarantee
Signatures Guaranteed by an Eligible Institution

(Authorized Signature)	Date

Title:

Name of Firm:

Address:

Area Code and Telephone Number:

Item 6.    Lost Notes. (Instruction 11)

Mark this box if the certificated Existing Note has been mutilated, lost, stolen or destroyed.

By signing this Item 6, the undersigned certifies that the undersigned is the lawful owner of the Existing Note described in Item 1 of this form, the undersigned has made a diligent search for the Note, and the undersigned has been unable to find it. The undersigned hereby agrees (for the undersigned, the undersigned's heirs, assigns and personal representatives), in consideration of the issuance of Exchange Notes in exchange for Existing Notes, to completely indemnify, protect and hold harmless Global Geophysical Services, Inc. and The Bank of New York Mellon Trust Company, N.A., and their respective affiliates from and against all losses, costs and damages which they may be subject to, or liable for, with respect to the cancellation of the Existing Note in exchange for Exchange Notes. The undersigned agrees to surrender the Existing Note to Global Geophysical Services, Inc. for cancellation if the undersigned finds it at any time.

(Lender Signature)	Date

By:

Name:

Title:

 INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

        1.    Existing Notes Held in Book-Entry Form.    The Existing Notes were issued as global securities and were deposited with The Bank of New York Mellon Trust Company, N.A. who holds the Existing Notes as the custodian for The Depository Trust Company ("DTC"). Beneficial interests in the Existing Notes are held by participants in DTC on behalf of the beneficial owners of the Existing Notes. We refer to beneficial interests in Existing Notes held by participants in DTC as notes held in book-entry form. Beneficial interests in Existing Notes held in book-entry form are shown on, and transfers of such notes can be made only through, records maintained in book-entry form by DTC and its participants. Participants in DTC may make book-entry delivery of Existing Notes by causing DTC to transfer the Existing Notes into the account of the Exchange Agent for the Existing Notes using DTC's procedures for transfer. See the section of the Prospectus entitled "The Exchange Offer—Procedures for Tendering—Existing Notes Held in Book-Entry Form" for additional information.

        2.    Tendering Pursuant to ATOP.    DTC participants may, instead of physically completing and signing this Letter and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Existing Notes held in book-entry form to the Exchange Agent in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures for transfer. DTC will then send a confirmation of book-entry transfer of the Existing Notes into the Exchange Agent's account ("book-entry conformation"), including an agent's message. An "agent's message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Existing Notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of this Letter, and that the Company may enforce this Letter against such participant. If you use ATOP procedures to tender Existing Notes, you will not be required to deliver this Letter to the Exchange Agent, but you will be bound by its terms just as if you had signed it. See the section of the Prospectus entitled "The Exchange Offer—Procedures for Tendering—Existing Notes Held in Book-Entry Form" for additional information.

        3.    Delivery of this Letter and the Existing Notes.    In order to tender your Existing Notes pursuant to the Exchange Offer, you must comply with DTC's ATOP procedures described in Instruction 2 or complete Items 1, 2, 3 and 5, and, to the extent applicable, Items 4 and 6 of this Letter and return this Letter to the Exchange Agent. In addition to returning a completed and executed copy of this Letter to the Exchange Agent at the address set forth in Instruction 13, you must either (1) cause the certificates representing the Existing Notes being tendered (unless the Existing Notes are held in certificated form and Item 6 is completed) to be transmitted with the completed copy of this Letter to the Exchange Agent at the address set forth in Instruction 13, or (2) you must cause Existing Notes held in book-entry form to be transferred into the account of the Exchange Agent as described in Instruction 1. See the section of the Prospectus entitled "The Exchange Offer—Procedures for Tendering" for additional information. You are solely responsible for ensuring that each of the items described in this paragraph are properly completed and tendered to the Exchange Agent prior to the Expiration Date.

        4.    Expiration Date and Guaranteed Delivery Procedures.    Certificates for all physically tendered Existing Notes or a book-entry confirmation, and a properly completed and duly executed Letter or an agent's message must be received by the Exchange Agent at the address set forth in Instruction 13 on or prior to the Expiration Date. If you are unable to deliver Existing Notes, this Letter or any other documents required by this Letter in accordance with the procedures described in Instructions 1 through 3 to the Exchange Agent on or prior to the Expiration Date, you must tender your Existing Notes according to the guaranteed delivery procedures set forth in the section of the Prospectus entitled "The Exchange Offer—Guaranteed Delivery Procedures." Pursuant to these procedures, the Exchange Agent must receive a notice of guaranteed delivery prior to 5:00 p.m., New York City time, on the Expiration Date. A notice of guaranteed delivery may be made using DTC's ATOP guaranteed delivery procedures, or by causing a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 ("Eligible Institution") to properly complete and duly execute a notice of guaranteed delivery.

        5.    Representations and Warranties of Tendering Holders.    By executing this Letter, you represent, warrant and acknowledge the following:

  •
  You have received and reviewed the Prospectus and this Letter.

  •
  You have full power and authority to tender, exchange, sell, assign and transfer the Existing Notes tendered hereby and to acquire the Exchange Notes issuable upon the exchange of such tendered Existing Notes and that the Company will acquire good, marketable and unencumbered title to the tendered Existing Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, proxies or rights, when the tendered Existing Notes are accepted by the Company. You will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Company to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Existing Notes.

  •
  The Company's acceptance of properly tendered Existing Notes pursuant to the procedures described in the section of the Prospectus entitled "The Exchange Offer—Procedures for Tendering" and in the instructions to this Letter will constitute a binding agreement between you and the Company upon the terms and subject to the conditions of the Exchange Offer.

  •
  All authority conferred or agreed to be conferred by this Letter shall survive your death or incapacity and your obligations under this Letter shall be binding upon your heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

  •
  The Exchange Offer is being made in reliance on interpretations by the staff of the Securities and Exchange Commission ("SEC"), as described in the section of the Prospectus entitled "The Exchange Offer—Purpose and Effect of the Exchange Offer."

  •
  You, or the person receiving the Exchange Notes, are not an affiliate of the Company, as defined in Rule 405 of the Securities Act of 1933.

  •
  You (if you are not a broker-dealer that will receive Exchange Notes for your own account), or the person receiving the Exchange Notes, will acquire the Exchange Notes received in the Exchange Offer in the ordinary course of your business, and are not participating in a distribution of the Exchange Notes and have no arrangements or intentions with any person to make a distribution of the Exchange Notes.

  •
  If you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Existing Notes, the Existing Notes were acquired as a result of market-making or other trading activities, and you will deliver a prospectus, as required by law, in connection with any resale of those Exchange Notes; however, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. Each such broker-dealer agrees that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact that makes any statement contained in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or the occurrence of other events that prevent the use of the Prospectus, such broker-dealer will suspend the sale of Exchange

    Notes pursuant to the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer or the Company has given notice that the sale of the Exchange Notes may be resumed.

        6.    Description of Existing Notes.    List the name and address of the DTC participant holding an interest in the Existing Notes being tendered exactly as shown in the DTC security position listing, or the registered holder of the Existing Notes being tendered exactly as they appear on the Existing Notes in Item 1. If the Existing Notes are not held in book-entry form, please provide the certificate number of the Existing Notes being tendered. In addition, please provide the aggregate principal amount of all Existing Notes represented by the certificates being tendered, or in the case of notes held in book-entry form, the amount credited to your account as a DTC participant. If you are not tendering all of the Existing Notes held by you, please indicate, in $1,000 increments, the principal amount being tendered. A reissued certificate representing the balance of nontendered Existing Notes will be sent to the tendering holder promptly after the Expiration Date. If you do not complete the column labeled "Principal Amount Tendered" you will be deemed to have tendered the entire aggregate principal amount represented by the column labeled "Aggregate Principal Amount Represented by Certificates." If the space provided in Item 1 is inadequate, list the certificate numbers and principal amount of Existing Notes being tendered on a separate signed schedule attached to this Letter. By executing this Letter, upon the terms and subject to the conditions of the Exchange Offer, you hereby tender to the Company the Existing Notes described in Item 1. Subject to, and effective upon, the acceptance for exchange of the Existing Notes tendered hereby, you hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to Existing Notes that are being tendered hereby.

        7.    Withdrawal of Tenders.    Existing Notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date in accordance with the procedures set forth in the section of the Prospectus entitled "The Exchange Offer—Withdrawal of Tenders."

        8.    Delivery of Exchange Notes.    The Exchange Notes and any substitute certificates representing Existing Notes not being exchanged in the Exchange Offer will be issued in the name of the undersigned and sent to the address indicated in Item 1 or, in the case of book-entry delivery of Existing Notes, will be credited to the account maintained at DTC indicated in Item 2. Please contact the Exchange Agent at the address set forth in Instruction 14 if you want to have the Exchange Notes and any substitute certificates representing Existing Notes not being exchanged in the Exchange Offer issued in the name of a different person, sent to a different address or credited to a different account maintained at DTC.

        9.    Taxpayer Identification Number.    Please complete and sign where indicated in Item 3.

        10.    Signatures and Signature Guarantees.    This form must be signed by the DTC participant holding an interest in the Existing Notes being tendered exactly as shown on a DTC security position listing or the registered holders of the Existing Notes exactly as the names appear on the certificate for the Existing Notes, without any change whatsoever. If any tendered Existing Notes are owned of record by two or more joint owners, all of such owners must sign this Letter. If this Letter is being executed by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth the name, full title and address of such representative, and submit with this Letter proper evidence of their authority to act satisfactory to the Company. A signature guarantee by an Eligible Institution in Item 5 is only required if this Letter is signed by a person other than the registered holder of the Existing Notes being tendered or you request special registration or delivery instructions as described in the last sentence of Instruction 8. If this Letter is signed by a person other than the registered holder of any certificates specified in this Letter, such certificates must be endorsed or accompanied by appropriate bond powers, in each case signed exactly as the name or names of the registered holders appear on the certificates and signatures on such certificates must be guaranteed by an Eligible Institution. Please contact the Exchange Agent at the address set forth in Instruction 14 to determine what endorsements and documents must being transmitted with this Letter.

        11.    Lost Notes.    If you cannot locate your Existing Note, read Item 6 and mark the box in Item 6. If your Existing Note has been mutilated, lost, stolen or destroyed, contact the Exchange Agent at the address indicated in Instruction 14 for further instructions.

        12.    Power of Attorney.    By executing this Letter, you hereby irrevocably constitute and appoint the Exchange Agent as your agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as agent of the Company) with respect to the tendered Existing Notes with full power of substitution to (1) deliver certificates for such Existing Notes, or transfer ownership of such Existing Notes on the account books maintained by DTC, to the Company and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, and (2) present such Existing Notes for transfer on the books of the Company and receive all benefits and otherwise exercise all rights of beneficial ownership of such Existing Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

        13.    Address for Sending Letter and Existing Notes.    If you are required pursuant to Instruction 3 to deliver certificates for Existing Notes and/or a completed and executed copy of this Letter, send them to The Bank of New York Mellon Trust Company, N.A. via mail (first class, registered or certified), overnight courier or hand delivery to the following address*:

The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon
Corporate Trust Operations
Reorganization Unit
Telephone: (212) 815-3738
Fax: (212) 298-1915
101 Barclay Street - 7 East
New York, N.Y. 10286
Attn/Processor: Mrs. Evangeline R. Gonzales

*
Note: Delivery of this Letter, the Existing Notes and all other required documents is at the option and sole risk of the tendering holders. Delivery will be deemed made only when actually received by the Exchange Agent. Neither the Company nor The Bank of New York Mellon Trust Company, N.A. assumes the risk of loss of any Existing Notes sent by mail or overnight courier. We suggest that you send your Existing Notes to The Bank of New York Mellon Trust Company, N.A. by registered or certified mail. Delivery of Existing Notes or this Letter to any address other than as set forth above will not constitute a valid delivery. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

        14.    Requests for Assistance or Additional Copies.    Questions relating to the procedure for tendering Existing Notes and requests for assistance or additional copies of the Prospectus and this Letter may be directed to the Exchange Agent at the location and telephone number set forth below:

The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon
Corporate Trust Operations
Reorganization Unit
Telephone: (212) 815-3738
Fax: (212) 298-1915
101 Barclay Street - 7 East
New York, N.Y. 10286
Attn/Processor: Mrs. Evangeline R. Gonzales

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  Exhibit 99.1
  Item 1. Description of Existing Notes. ( Instruction 6 )
  Item 2. Means of Tendering Existing Notes. ( Instructions 1 through 4 )
  Item 3. Taxpayer Identification Number. ( Instruction 9 )
  Item 4. Additional Copies of Prospectus. ( Instruction 14 )
  Item 5. Signature. ( Instruction 10 )
  Item 6. Lost Notes. ( Instruction 11 )
INSTRUCTIONS Forming Part of the Terms and Conditions of the Exchange Offer